EXHIBIT 31.1

CERTIFICATIONS

I, Rami Tabet, certify that:

1. I have reviewed this quarterly report on Form 10-Q of Wishbone Pet Products Inc.;

2. Based on my knowledge, this quarterly report does not contain any untruestatement of a material fact or omit to state a material fact necessary tomake the statements made, in light of the circumstances under which suchstatements were made, not misleading with respect to the period covered bythis quarterly report;

3. Based on my knowledge, the financial statements, and other financialinformation included in this quarterly report, fairly present in allmaterial respects the financial condition, results of operations and cashflows of the registrant as of, and for, the periods presented in thisquarterly report;

4. I am responsible for establishing and maintaining disclosure controls andprocedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e))and internal control over financial reporting (as defined in Exchange Act Rules 13(a)-15(f) and 15(d)-15(f)) forthe registrant and I have:

(a) designed such disclosure controls and procedures, or caused suchdisclosure controls and procedures to be designed under oursupervision, to ensure that material information relating to theregistrant, including its consolidated subsidiaries, is made known tous by others within those entities, particularly during the period inwhich this report is being prepared;

(b) designed such internal control over financial reporting, or causedsuch internal control over financial reporting to be designed underour supervision, to provide reasonable assurance regarding thereliability of financial reporting and the preparation of financialstatements for external purposes in accordance with generally acceptedaccounting principles;

(c) evaluated the effectiveness of the registrant’s disclosure controlsand procedures and presented in this report our conclusions about theeffectiveness of the disclosure controls and procedures, as of the endof the period covered by this report based on such evaluation; and

(d) disclosed in this quarterly report any change in the registrant’sinternal control over financial reporting that occurred during theregistrant’s most recent fiscal quarter that has materially affected,or is reasonably likely to materially affect, the registrant’sinternal control over financial reporting.

5. I have disclosed, based on my most recent evaluation of internal controlsover financial reporting, to the registrant’s auditors and the auditcommittee of the registrant’s board of directors (or persons performing theequivalent functions):

(a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which arereasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b) any fraud, whether or not material, that involves management or otheremployees who have a significant role in the registrant’s internalcontrol over financial reporting.

Date: March 14, 2018

By:	/s/ Rami Tabet
Rami Tabet
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer, Principal Financial
Officer and Principal Accounting Officer)